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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 2 to the Registration Statement of BJ Services Company on Form S-4 (No. 333-02287) of our report dated November 21, 1995 (March 28, 1996 as to Note 15) appearing in the Prospectus, which is part of this Registration Statement, and to the incorporation by reference in this Registration Statement of our report dated November 21, 1995, appearing in the Annual Report on Form 10-K of BJ Services Company for the year ended September 30, 1995.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP

Houston, Texas
June 17, 1996